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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 21, 2004
                                                          -------------


                              Armor Holdings, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

            Delaware                      0-18863                59-3392443
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(State or other jurisdiction of    (Commission File Number)    (IRS Employer
         incorporation)                                      Identification No.)


1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida            32250
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(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code (904) 741-5400
                                                           --------------


                   ------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5. Other Events

         The Company has determined that, in connection with its proposed amendment to increase, by 4,000,000 shares, the total number of shares of common stock that may be awarded under the 2002 Stock Incentive Plan, the Company will not issue more than 2,000,000 of the 4,000,000 additional shares of common stock that may be awarded under its 2002 Stock Incentive Plan, as proposed to be amended, without further shareholder approval.

         The Company has further determined that Nicholas Sokolow, a director of the Company, and the law firm of which he is a partner will not receive any compensation from and after the date hereof so long as Mr. Sokolow is a member of the Compensation Committee and/or the Nominating/Corporate Governance Committee of the Board of Directors of the Company, other than compensation paid to Mr. Sokolow directly, solely in his capacity as a director of the Company, and that the Company does not intend at this time to retain the services of the law firm of which Mr. Sokolow is a partner from and after the date hereof so long as Mr. Sokolow is a member of the Compensation Committee and/or the Nominating/Corporate Governance Committee of the Board of Directors of the Company.





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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 21, 2004

                                   ARMOR HOLDINGS, INC.


                                   By /s/ Phil Baratelli
                                      -----------------------------------------
                                      Name: Phil Baratelli
                                      Title: Corporate Controller and Treasurer